Exhibit 4.16.5
AMENDMENT NO. 4 TO THE
PACKAGING AND SUPPLY AGREEMENT
This Amendment No. 4 (the “Fourth Amendment"), is entered into and effective as of the last signature date below (the "Effective Date"), between Sharp Corporation, a corporation organized and existing under the laws of Pennsylvania and having its principal office at 7451 Keebler Way, Allentown, Pennsylvania 18106 (“Provider”), and Indivior Inc., a Delaware corporation having its principal office at 10710 Midlothian Turnpike, Suite 125, North Chesterfield, 23235 (“Company”), pursuant to the Packaging and Supply Agreement dated September 15, 2009 (the “Agreement”), as amended, between Provider and Company, formerly known as, Reckitt Benckiser Pharmaceuticals Inc.
WHEREAS, the parties wish to amend the Agreement;
WHEREAS the Federal Supply Schedule requires compliance with all applicable federal contracting laws and regulations;
WHEREAS Company and Provider have complied with all applicable federal contracting laws and Federal Acquisition Regulations (FARs) and seek to ensure Company’s and Provider’s continued compliance with all applicable federal contracting laws and FARs;
WHEREAS Company and Provider each agree to abide by all applicable federal contracting laws and FARs as are applicable to each of them with respect to the commercial relationship between Company and Provider; and
WHEREAS the parties desire to amend the Agreement as follows:
1.    Exhibit A to this Fourth Amendment is hereby incorporated into the terms of the Agreement as Exhibit G.
2.    Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representatives, as of the Effective Date.

INDIVIOR UK Limited		SHARP CORPORATION
By:	/s/ Hillel West	By:	/s/ Jeff Benedict
Name:	Hillel West	Name:	Jeff Benedict
Title:	Chief Manufacturing & Supply Officer	Title:	Chief Commercial Officer
Date:	9 May 2021	Date:	May 9, 2021

EXHIBIT A
Provider’s Representations & Warranties
To the extent applicable, Sharp Corporation represents and warrants to Company, that it will comply with all applicable federal contracting laws and Federal Acquisition Regulations (FARs), which may include, but are not limited to:

Citation	Title
FAR 52.203-6 (2020)	Restrictions on Subcontractor Sales to the Government
FAR 52.203-13 (2020)	Contractor Code of Business Ethics and Conduct
FAR 52.203-17 (2020)	Contractor Employee Whistleblower Rights and Requirement to Inform Employees of Whistleblower Rights
FAR 52.203-19 (2017)	Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements
FAR 52.204-10 (2016)	Reporting Executive Compensation and First-Tier Subcontract Awards
FAR 52.204-21 (2016)	Basic Safeguarding of Covered Conti act Information Systems
FAR 52.204-23 (2018)	Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities
FAR 52.204-25 (2020)	Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment
FAR 52.209-6 (2020)	Protecting the Government's Interest when Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment
FAR 52.209-9 (2013)	Updates of Publicly Available Information Regarding Responsibility Matters
FAR 52.209-10 (2015)	Prohibition on Contracting with Inverted Domestic Corporations
FAR 52.212-5 (2020)	Contract Terms and Conditions Required to Implement Statues or Executive Orders – Commercial Items
FAR 52.219-3 (2011)	Notice of HUBZone Set-Aside or Sole-Source Award
FAR 52.219-6 (2011)	Notice of Total Small Business Set-Aside
FAR 52.219-8 (2016)	Utilization of Small Business Concerns
FAR 52.219-14 (2017)	Limitations on Subcontracting
FAR 52.219-16 (1999)	Liquidated Damages-Subcontracting Plan
FAR 52.219-27 (2011)	Notice of Service-Disabled Veteran-Owned Small Business Set-Aside
FAR 52.219-28 (2013)	Post Award Small Business Program Representation
FAR 52.219-29 (2015)	Notice of Set-Aside for, or Sole Source Award to, Economically Disadvantaged Women-Owned Small Business Concerns
FAR 52.219-30 (2015)	Notice of Set-Aside for, or Sole Source Award to, Women-Owned Small Business Concerns Eligible Under the Women-Owned Small Business Program
FAR 52.222-3 (2003)	Convict Labor
FAR 52.222-17 (2014)	Nondisplacement of Qualified Workers
FAR 52.222-19 (2018)	Child Labor-Cooperation with Authorities and Remedies
FAR 52.222-21 (2015)	Prohibition of Segregated Facilities
FAR 52.222-26 (2015)	Equal Opportunity
FAR 52.222-35 (2020)	Equal Opportunity for Veterans
FAR 52.222-36 (2020)	Equal Opportunity for Workers with Disabilities
FAR 52.222-37 (2020)	Employment Reports on Veterans
FAR 52.222-40 (2010)	Notification of Employee Rights Under the National Labor Relations Act
FAR 52.222-41 (2018)	Service Contract Labor Standards
FAR 52.222-42 (2014)	Statement of Equivalent Rates for Federal Hires

FAR 52.222-43 (2018)	Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment (Multiple Year and Option Contracts)
FAR 52.222-44 (2014)	Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment
FAR 52.222-50 (2020)	Combating Trafficking in Persons
FAR 52.222-51 (2014)	Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements
FAR 52.222-53 (2014)	Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services-Requirements
FAR 52.222-54 (2015)	Employment Eligibility Verification
FAR 52.222-55 (2020)	Minimum Wages Under Executive Order 13658
FAR 52.222-62 (2017)	Paid Sick Leave Under Executive Order 13706
FAR 52.223-11 (2016)	Ozone-Depleting Substances and High Global Warming Potential Hydrofluorocarbons
FAR 52.223-18 (2011)	Encouraging Contractor Policies to Ban Text Messaging While Driving
FAR 52.223-20 (2016)	Aerosols
FAR 52.223-21 (2016)	Foams
FAR 52.224-3 (2017)	Privacy Training
FAR 52.225-5 (2016)	Trade Agreements
FAR 52.225-13 (2008)	Restriction of Certain Foreign Purchases
FAR 52.225-26 (2016)	Contractors Performing Private Security Functions Outside the United States
FAR 52.226-6 (2020)	Promoting Excess Food Donation to Nonprofit Organizations
FAR 52.232-33 (2013)	Payment by Electronic Funds Transfer – System for Award Management
FAR 52.232-34 (2013)	Payment by Electronic Funds Transfer – Other than System for Award Management
FAR 52.232-36 (2014)	Payment by Third Party
FAR 52.232-40 (2013)	Providing Accelerated Payment to Small Business Subcontractors
FAR 52.233-3 (1996)	Protest After Award
FAR 52.233-4 (2004)	Applicable Law for Breach of Contract Claim
FAR 52.242-5 (2017)	Payments to Small Business Subcontractors
FAR 52.247-64 (2006)	Preference for Privately Owned U.S.-Flag Commercial Vessels
All applicable federal contracting laws and FARs, with respect to the rights, duties, and obligations of Company and Provider, shall be interpreted and construed in such a manner as to recognize and give effect to: (i) the contractual relationship between Company and Provider under this Agreement; and (ii) the rights of the Federal Government with respect thereto.